Exhibit 99.1

DP&L FILES ELECTRIC SECURITY PLAN

– Maintains current rate structure –

– Customer Energy Management Programs

Reduce Usage and Costs –

– Renewable Energy Added to Generation Portfolio –

– Economic Development Rates to Promote Jobs –

DAYTON, Ohio, October 10, 2008 – The Dayton Power and Light Company (DP&L), the principal subsidiary of DPL Inc. (NYSE: DPL), today filed its electric security plan (ESP) with the Public Utilities Commission of Ohio (PUCO).  The plan complies with the requirements of recently passed Ohio energy legislation, Ohio Am. Sub. Senate Bill 221 (SB 221).

“Our goal is to provide customers with competitive and stable electric prices during this new era of exceptionally volatile energy costs,” said Paul Barbas, DP&L president and chief executive officer.  “We have developed a plan that provides customers with tools to control their electricity usage, supports the regional economy, and allows the company to recover reasonable costs, spread out over time.”

The ESP incorporates DP&L’s existing rate stabilization plan (RSP) which establishes rates through the end of 2010. Accordingly, rate increases are limited to those previously approved by the Public Utilities Commission of Ohio (PUCO) in 2005 for the recovery of environmental investments, and those resulting from compliance with SB 221 to meet energy and demand reduction goals, alternative and renewable energy targets, economic development initiatives, and standard and default service requirements.

Customer Conservation and Energy Management Programs

Over the course of the next seven years, DP&L proposes to invest in smart grid technology on its distribution system, which will create savings opportunities for customers, increase efficiency, strengthen reliability, and generate real-time communication between customers and the DP&L delivery system.  At the heart of the smart grid is the installation of automated metering technology and a communications network to transfer data between DP&L and its customers.  This capability creates a number of program possibilities that will allow customers to control and manage their energy usage, such as direct load control, enhanced energy management, and real-time pricing.

While this new distribution infrastructure is being installed, DP&L proposes to launch a series of energy efficiency and demand response programs to help customers save money and energy beginning in early 2009.  Proposed programs include discounts on compact fluorescent lights, air conditioner tune ups, rebates on energy efficient appliances and appliance recycling.  These programs are targeted to begin in early 2009 and are designed to comply with energy and demand saving goals outlined in SB 221.

Alternative Energy Resources

SB 221 requires that at least 25% of a utility’s retail electric sales be supplied with electricity generated from advanced and renewable energy sources by 2025.  Accordingly, DP&L issued a request for proposals to purchase renewable energy beginning in 2009.  The proposals are currently under evaluation by the company.  By law, the increase in the generation rate due to advanced and renewable energy cannot exceed 3%.  Renewable energy resources include wind, solar, hydro, geothermal and fuel derived from solid waste.

Economic Development

To support the local economy, DP&L is proposing incentive rates for companies that retain and create new jobs in the region. Incentives will also be available for companies who build or expand production facilities for energy efficiency products or renewable energy equipment.

“We understand the impact energy costs can have on individual households as well as local businesses,” continued Mr. Barbas.  “With that in mind, we developed a comprehensive plan.  It provides new tools to control energy costs, is environmentally friendly, promotes job growth, mitigates the immediate impact of increasing fuel prices, and supports the energy policies incorporated into the new law by the Ohio Governor and Legislature.”

SB 221 also provides DP&L with the ability to recover, or defer, costs to comply with the act’s standard service/default service requirements not being recovered under its current rate plan that it incurs during the continuation period. If there are fuel costs in excess of recovery provided in its current rate plan, to mitigate the impact of any increase to customers, DP&L is proposing to defer any such increase in 2009 and 2010, and to spread the recovery over ten years, beginning in 2011.  DP&L will make a filing with the PUCO in 2010 to determine the amount and timing of any recovery, as well as a fuel recovery mechanism for the period beginning 2011.

A final decision from the PUCO regarding DP&L’s electric security plan is expected in early 2009.

About DPL

DPL Inc. (NYSE:DPL) is a regional electric energy and utility company.  DPL’s principal subsidiaries include The Dayton Power and Light Company (DP&L); DPL Energy, LLC (DPLE);

and DPL Energy Resources, Inc. (DPLER).  DP&L, a regulated electric utility, provides service to over 514,000 retail customers in West Central Ohio; DPLE engages in the operation of merchant peaking generation facilities; and DPLER is a competitive retail electric supplier in Ohio, selling to major industrial and commercial customers. DPL, through its subsidiaries, owns and operates approximately 3,750 megawatts of generation capacity, of which 2,850 megawatts are low cost coal-fired units and 900 megawatts are natural gas and diesel peaking units.  Further information can be found at www.dplinc.com.

Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Matters discussed in this press release that relate to events or developments that are expected to occur in the future, including management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters constitute forward-looking statements.  Forward-looking statements are based on management’s beliefs, assumptions and expectations of future economic performance, taking into account the information currently available to management.  These statements are not statements of historical fact and are typically identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” and similar expressions.  Such forward-looking statements are subject to risks and uncertainties, and investors are cautioned that outcomes and results may vary materially from those projected due to various factors beyond our control, including but not limited to: abnormal or severe weather and catastrophic weather-related damage; unusual maintenance or repair requirements; changes in fuel costs and purchased power, coal, environmental emissions, natural gas, oil, and other commodity prices; volatility and changes in markets for electricity and other energy-related commodities; performance of our suppliers and other counterparties; increased competition and deregulation in the electric utility industry; increased competition in the retail generation market; changes in interest rates; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, emission levels and regulations, rate structures or tax laws; changes in federal and/or state environmental laws and regulations to which DPL and its subsidiaries are subject; the development of Regional Transmission Organizations (RTOs), including PJM Interconnection, L.L.C. (PJM) to which DPL’s operating subsidiary (DP&L) has given control of its transmission functions; changes in our purchasing processes, pricing, delays, employee, contractor, and supplier performance and availability; significant delays associated with large construction projects; growth in our service territory and changes in demand and demographic patterns; changes in accounting rules and the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; financial market conditions; the outcomes of litigation and regulatory investigations, proceedings or inquiries; general economic conditions; and the risks and other factors discussed in DPL’s and DP&L’s filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date of the document in which they are made.  We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

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